EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mountain & Co. I Acquisition Corp. (the “Company”) on Form 10-Q for the three months ended September 30, 2021 and for the period from April 16 through September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Cornelius Boersch, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 20, 2021

/s/ Dr. Cornelius Boersch
Name:	Dr. Cornelius Boersch
Title:	Chief Executive Officer